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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             ----------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934



                              ARGOSY GAMING COMPANY
             (Exact name of registrant as specified in its charter)


     DELAWARE                                           37-1304247
(State of incorporation                                 (I.R.S. Employer
 or organization)                                       Identification No.)

219 PIASA STREET
ALTON, ILLINOIS                                         62002
(Address of principal                                   (Zip Code)
 executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of such exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------

13 1/4% First Mortgage Notes due 2004     New York Stock Exchange

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. /X/

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

                       -----------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the 13 1/4% First Mortgage Notes due 2004 of Argosy Gaming Company (the "Company") contained in the Company's Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-7299) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on September 6, 1996, under the heading "DESCRIPTION OF EXCHANGE NOTES" of the Prospectus contained therein is hereby incorporated by reference pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 2.   EXHIBITS

          The following documents have been filed with the Commission as Exhibits to the Registration Statement and are incorporated herein by reference pursuant to Rule 12b-32 of the Exchange Act:

  1. Indenture dated as of June 5, 1996 by and among the Company, First National Bank of Commerce, as Trustee, and the Guarantors named therein.

  2. Registration Rights Agreement dated as of June 5, 1996 by and among Argosy Gaming Company, the Guarantors named therein and Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, BA Securities, Inc. and Deutsche Morgan Grenfell/C.J. Lawrence Inc.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        ARGOSY GAMING COMPANY
                                             Registrant




     October 11, 1996                   /s/ J. Thomas Long
                                        ---------------------------------
                                        J. Thomas Long
                                        Director and Chief
                                        Executive Officer